UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report June 21, 2001

                       DATAMARINE INTERNATIONAL, INC.
           (Exact name of registrant as specified in its charter)

                                   0-8936
                          (Commission File Number)

             Washington                           04-2454559
      (State of Incorporation)      (I.R.S. Employer Identification Number)

             7030 220th SW, Mountlake Terrace, Washington 98043
                  (Address of principal executive offices)

                                (425)771-2182
            (Registrant's telephone number, including area code)


Item 6. Other Events

Datamarine International, Inc. has signed a letter of intent to make a private placement of 3,000,000 shares of Preferred Stock for $1.00 per share and 6,000,000 shares of Common Stock for $0.50 per share. The funding source is High Desert Partners LLP ("HDP"). HDP will have the right to nominate 4 additional directors to the Company's present Board of 5 members, and will have a majority interest in Datamarine. The transaction is scheduled to close within 30 days and is subject to due diligence, compliance with applicable FCC, federal and state securities laws.

SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Datamarine International, Inc.
                                            (Registrant)



Date:  June 21, 2001                /S/ JAN KALLSHIAN
       -------------                -----------------------------------
                                    Jan Kallshian
                                    Chief Financial Officer